Exhibit 107

CALCULATION OF FILING FEE TABLES

S-4

(Form Type)

Asure Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)			$95,562,500(2)		$14,105.03(3)

	Total Offering Amount					$95,562,500	.001476	$14,105.03(3)

	Total Fee Offsets							$11,012.28

	Net Fee Due							$3,092.75

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $7.645, which is the average of the high and low prices of Asure Software, Inc.’s common stock on April 8, 2024 on the Nasdaq Capital Market.

(3)	Calculated by multiplying the estimated proposed maximum aggregate offering price of shares of common stock to be registered by 0.0001476.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Filing Form or Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(1)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claim	Fee Paid with Fee Offset Source
Fee Offset Claims	Asure Software, Inc.	S-4	333-254140	March 11, 2021		$11,012.28	Equity	Common Stock, par value $0.01 per share	12,500,000	(2)
Fee Offset Sources	Asure Software, Inc.	S-4	333-254140		March 11, 2021						$11,012.28

(1)	In reliance on Rule 457(p) under the Securities Act. This registration statement includes an aggregate of 12,500,000 of unsold securities that were previously registered on registration statement on Form S-3 No. 333-254140 (the “2021 Registration Statement”), which expires on April 21, 2024.

(2)	The maxium aggregate offering amount under the 2021 Registation Statement was $100,937,500, which was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee thereunder and was based on a proposed maximum offering price per share of $8.075, which was the average of the high and low prices of Asure Software, Inc.’s common stock on March 8, 2021 on the Nasdaq Capital Market.

Table 3 – Combined Prospectus

Security Type	Securtity Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.01 per share	12,500,000	(1)	S-4	333-254140	April 21, 2021

(1)	The maxium aggregate offering amount under the 2021 Registation Statement was $100,937,500, which was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee thereunder and was based on a proposed maximum offering price per share of $8.075, which was the average of the high and low prices of Asure Software, Inc.’s common stock on March 8, 2021 on the Nasdaq Capital Market.